Exhibit 99.2

March 31, 2026

Board of Directors
Battalion Oil Corporation
820 Gessner Road
Suite 1100
Houston, Texas 77024

To the Board of Directors:

Please accept this correspondence as formal notice of my resignation from the board of directors (the “Board”) of Battalion Oil Corporation, a Delaware corporation (the “Company”), effective March 31, 2026.

My resignation is not due to a disagreement with the Company or any of its subsidiaries on any matter related to their operations, policies or practices.

I thank you for the opportunity to have served on the Board and look forward to the continued success of the Board and the Company.

Sincerely,

By:	/s/ Ajay Jegadeesan
Ajay Jegadeesan